SHEP TECHNOLOGIES INC.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)

(Unaudited, Prepared by Management)

JUNE 30, 2004

NOTICE TO READER

These unaudited consolidated financial statements for the second financial quarter ended June 30, 2004 have not been reviewed by our auditors, Davidson & Company, Chartered Accountants. They have been prepared by SHEP Technologies Inc.'s management in conformity with accounting principles generally accepted in the United States, consistent with previous quarters and years. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2003.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Balance Sheets
(Expressed in United States Dollars)
As at June 30, 2004
(Unaudited, Prepared by Management)

________________________________________________________________________________________________________________________________________________________________
	June 30, 2004 (Unaudited)	December 31, 2003
ASSETS
Current
Cash and cash equivalents Other amounts receivable, net of allowance of $Nil (2003 - $Nil) Inventory Prepaid expenses	$ 48,340 33,608 81,727 5,572	$ 60,246 30,820 101,897 110,800
Total current assets	169,247	303,763
Funds held in trust	-	151,122
Equipment (note 4)	47,598	60,696
Total assets	$ 216,845	$ 515,581
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities Accounts payable and accrued liabilities - related parties (note 7, 8) Loans payable (note 5)	$ 819,625 474,195 235,000	$ 742,963 111,048 100,000
Total current liabilities	1,528,820	954,011
Stockholders' equity (deficiency)
Capital stock (note 6) Authorized 100,000,000 common shares, without par value Issued 26,255,571 common shares (2003 - 24,768,956)	26,256	24,769
Additional paid-in capital Cumulative translation adjustment Deficit accumulated during the development stage	5,482,508 (8,814) (6,811,925)	4,735,828 (44,682) (5,154,345)
Total stockholders' deficiency	(1,311,975)	(438,430)
Total liabilities and stockholders' deficiency	$ 216,845	$ 515,581

________________________________________________________________________________________________________________________________________________________________
On behalf of the Board:
"Malcolm P. Burke" Director	"Tracy A. Moore" Director

                                 The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Expressed in United States Dollars)
For the Period Ended June 30, 2004
(Unaudited, Prepared by Management)

________________________________________________________________________________________________________________________________________________________________
	Cumulative From Inception on January 6, 2000 to	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Sales	$ 405,517	$ -	$ -	$ -	$ -
Cost of goods sold	185,093	-	-	-	-
Gross profit	220,424	-	-	-	-
Expenses
Research and development	1,729,689	329,291	120,293	682,611	120,293
Research and development - related parties (note 7)	208,155	42,376	-	42,376	-
Selling, general and administrative - (note 9)	2,614,703	166,043	321,794	460,815	498,971
Selling, general & administrative - related parties (notes 7, 9)	2,176,582	194,630	784,791	339,936	897,279
Depreciation	95,914	6,666	19,389	16,256	34,737
Intangible impairment loss	87,124	-	-	-	-
	6,912,167	739,006	1,246,267	1,541,994	1,551,280
Loss from operations	(6,691,743)	(739,006)	(1,246,267)	(1,541,994)	(1,551,280)
Other income (expense)
Gain on wind-up of subsidiary	1,472	1,472	-	1,472	-
Interest income	4,878	-	194	1,759	210
Interest expense	(126,532)	(1,918)	(2,000)	(118,830)	(3,850)
	(120,182)	(446)	(1,806)	(115,586)	(3,640)
Loss for the period	(6,811,925)	(739,452)	(1,248,073)	(1,657,580)	(1,554,920)
Other comprehensive income (loss)
Foreign currency translation adjustment	(8,814)	22,020	18,487	35,868	25,280
Comprehensive loss for the period	$ (6,820,739)	$ (717,432)	$ (1,229,586)	$(1,621,712)	$(1,529,640)
Basic and diluted loss per share		$ (0.03)	$ (0.06)	$ (0.06)	$ (0.07)
Weighted average number of shares of common stock outstanding		25,990,571	22,742,855	25,393,188	22,235,197

_________________________________________________________________________________________________________________________________________________________________

                                          The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Stockholders' Equity (Deficiency)
(Expressed in United States Dollars)

_______________________________________________________________________________________________________________________________________________________________
	Common Stock		Additional Paid-in Capital	Cumulative Translation Adjustment	Deficit Accumulated During the Development Stage	Total
	Number of Shares	Amount

Balance, January 6, 2000 (date of inception)	-	$ -	$ -	$ -	$ -	$ -
Common stock issued in January 2000 for cash at $0.1309 per share	4,000,000	4,000	519,532	-	-	523,532
Loss for the period	-	-	-	-	(323,760)	(323,760)
Balance, December 31, 2000	4,000,000	4,000	519,532	-	(323,760)	199,772
Cumulative translation adjustment	-	-	-	(5,618)	-	(5,618)
Loss for the year	-	-	-	-	(413,349)	(413,349)
Balance, December 31, 2001	4,000,000	4,000	519,532	(5,618)	(737,109)	(219,195)
Assumption of liabilities on acquisition of subsidiary	-	-	(325,267)	-	-	(325,267)
Forgiveness of debt	-	-	166,177	-	-	166,177

Common stock issued in August 2002 for settlement of debts at $0.0764 per share	6,600,000	6,600	497,691	-	-	504,291

Common stock issued in September 2002 on recapitalization	9,747,948	9,748	(131,983)	-	-	(122,235)

Common stock issued in October 2002 at a price of $0.75 per share	1,289,332	1,289	965,711	-	-	967,000

Issuance of stock options for consulting fees	-	-	86,000	-	-	86,000

Cumulative translation adjustment	-	-	-	(28,125)	-	(28,125)

Loss for the year	-	-	-	-	(1,125,506)	(1,125,506)

Balance, December 31, 2002	21,637,280	$ 21,637	$1,777,861	$ (33,743)	$ (1,862,615)	$ (96,860)

 _______________________________________________________________________________________________________________________________________________________________

                                                                                                 - Continued -

                                          The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Stockholders' Equity (Deficiency)
(Expressed in United States Dollars)

  ______________________________________________________________________________________________________________________________________________________________
	Common Stock		Additional Paid-in Capital	Cumulative Translation Adjustment	Deficit Accumulated During the Development Stage	Total
	Number of Shares	Amount

Balance, December 31, 2002	21,637,280	$ 21,637	$ 1,777,861	$ (33,743)	$ (1,862,615)	$ (96,860)
Common stock issued in February 2003 for cash at $0.75 per share	245,667	246	170,187	-	-	170,433
Common stock issued in April 2003 for cash at $0.85 per share	588,235	588	434,412	-	-	435,000
Common stock issued in May 2003 for cash at $0.57 per share	438,597	439	217,061	-	-	217,500
Common stock issued in June 2003 as consideration for consulting services at $0.69 per share	50,000	50	34,450	-	-	34,500
Common stock issued in June 2003 for cash at $0.57 per share	614,036	614	304,386	-	-	305,000
Common stock issued in June 2003 on the exercise of warrants at $1.25 per share	133,333	133	166,533	-	-	166,666
Cashless exercise of stock options in June 2003	227,193	227	647,273	-	-	647,500
Common stock issued in July 2003 for cash at $1.30 per share	384,615	385	437,115	-	-	437,500
Common stock issued in September 2003 for cash at $1.00 per share	400,000	400	354,600	-	-	355,000
Common stock issued in December 2003 for settlement of debt at $0.60 per share	50,000	50	29,950	-	-	30,000
Issuance of stock options for consulting fees	-	-	162,000	-	-	162,000
Cumulative translation adjustment	-	-	-	(10,939)	-	(10,939)
Loss for the year	-	-	-	-	(3,291,730)	(3,291,730)
Balance, December 31, 2003	24,768,956	$ 24,769	$ 4,735,828	$ (44,682)	$ (5,154,345)	$ (438,430)

 _____________________________________________________________________________________________________________________________________

                                                                                                 - Continued -

                                          The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Stockholders' Equity (Deficiency)
(Expressed in United States Dollars)
(Unaudited, Prepared by Management)

__________________________________________________________________________________________________________________________________________________________________
	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Cumulative Translation Adjustment	Deficit Accumulated During the Development Stage	Total

Balance, December 31, 2003	24,768,956	$ 24,769	$ 4,735,828	$ (44,682)	$ (5,154,345)	$ (438,430)
Issuance of 500,000 financing warrants in February 2004	-	-	142,000	-	-	142,000
Issuance of 100,000 finder's fee warrants in February 2004	-	-	39,800	-	-	39,800
Value attributable to the conversion feature of a convertible debenture issued in February 2004	-	-	164,000	-	-	164,000
Issuance of common stock on conversion of the convertible debenture in March 2004 at $0.41 per share	1,221,615	-	202,895	-	-	204,117
Issuance of stock options for consulting fees	-	-	132,000	-	-	132,000
Common stock issued in June 2004 for settlement of debt at $0.25 per share	240,000	240	59,760	-	-	60,000
Common stock issued in June 2004 for legal services at $0.25 per share	25,000	25	6,225	-	-	6,250
Cumulative translation adjustment	-	-	-	35,868	-	35,868
Loss for the period	-	-	-	-	(1,657,580)	(1,657,580)
Balance, June 30, 2004	26,255,571	$ 26,256	$ 5,482,508	$ (8,814)	$ (6,811,925)	$ (1,311,975)

 _________________________________________________________________________________________________________________________________________________________________

                                          The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Expressed in United States Dollars)
For the Period Ended June 30, 2004
(Unaudited, Prepared by Management)

 _______________________________________________________________________________________________________________________________________________________________
	Cumulative From Inception on January 6, 2000 To	Three Months Ended,		Six Months Ended,
	June 30, 2004	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (6,811,925)	$ (739,452)	$ (1,248,073)	$ (1,657,580)	$ (1,554,920)
Adjustment to reconcile loss to net cash used in operating activities:
Depreciation	95,914	6,666	19,389	16,256	34,737
Gain on wind-up of subsidiary	(1,943)	(1,943)	-	(1,943)	-
Intangible impairment loss	87,124	-	-	-	-
Inventory valuation adjustment	85,383	-	-	-	-
Cashless exercise of stock options	647,500	-	647,500	-	647,500
Consulting fees paid by issuance of stock options	380,000	24,000	66,500	132,000	66,500
Expenses paid by issuance of common stock	40,750	6,250	-	6,250	-
Interest paid by issuance of common stock	114,917	-	-	114,917	-
Changes in non-cash working capital items:
Increase in GST and VAT recoverable	-	-	11,625	-	-
(Increase) decrease in other amounts receivables	(30,909)	(3,635)		(2,529)	(348)
Decrease (increase) in inventory	(149,598)	35,488	12,341	22,042	13,340
Increase in prepaid expenses	2,956	179,640	(100,774)	107,897	(7,984)
Increase (decrease) in accounts payable and accrued liabilities	1,157,757	329,518	(94,143)	502,004	(66,844)
Net cash used in operating activities	(4,382,074)	(163,468)	(685,635)	(760,686)	(868,019)
CASH FLOWS FROM INVESTING ACTIVITIES
Funds held in trust	-	-	-	151,122	-
Acquisition of capital assets	(122,954)	(1,927)	-	(1,927)	-
Acquisition of patents and designs	(80,321)	-	-	-	-

Net cash used in investing activities	(203,275)	(1,927)	-	149,195	-
CASH FLOWS FROM FINANCING ACTIVITIES
Capital stock issued for cash	2,660,631	-	1,124,166	-	1,308,416
Net proceeds on issuance of debt	435,000	-	-	435,000
Cash acquired on recapitalization and acquisitions	382,586	-	-	-	-
Advances received from the Company prior to recapitalization	452,439	-	-	-	-
Loans payable	235,000	135,000	-	135,000	40,000
Amounts received from related parties	494,900	-	-	-	-

Net cash provided by financing activities	4,660,556	135,000	1,124,166	570,000	1,348,416

Effect of exchange rate changes on cash	(26,867)	18,706	2,828	29,585	25,761

Change in cash and cash equivalents for the period	48,340	(11,689)	441,359	(11,906)	506,158
Cash and equivalents, beginning of period	-	60,029	69,052	60,246	4,253

Cash and cash equivalents, end of period	$ 48,340	$ 48,340	$ 510,411	$ 48,340	$ 510,411
Cash paid during the period for:
Interest expense	$ -	$ -	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -	$ -	$ -

_________________________________________________________________________________________________________________________________________________________________

Supplemental disclosure with respect to cash flows (note 11)

                                             The accompanying notes are an integral part of these consolidated financial statements.

SHEP TECHNOLOGIES INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
For the Period Ended June 30, 2004
(Unaudited, Prepared by Management)

_______________________________________________________________________________________________________________________________________________________________________________________________

1.  Basis of Presentation

The accompanying unaudited consolidated financial statements do not include all information and footnote disclosures required for an annual set of financial statements under accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at June 30, 2004 and for all periods presented, have been included. Interim results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

The unaudited consolidated balance sheets, statements of operations and statements of cash flows include the accounts of the Company and its direct and indirect wholly-owned subsidiaries: SHEP Limited, an Isle of Man corporation; SHEP Technology, Inc., a Maine corporation; SHEP Technologies (UK) Limited, an England and Wales corporation; and SHEP Technologies, Inc., a Delaware corporation. These financial statements have been prepared in conformity with United States generally accepted accounting principles for interim financial information. The accounting principles used in these financial statements are those used in the preparation of the Company's audited financial statements for the year ended December 31, 2003.

These financial statements should be read in conjunction with the audited annual financial statements and related notes, as included in the Company's annual report for the fiscal year ended December 31, 2003. These consolidated financial statements also comply, in all material respects, with Canadian generally accepted accounting principles with respect to recognition, measurement and presentation.

Comparative figures have been reclassified where applicable to conform with the presentation used in the current period.

2.  Going Concern

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have been primarily funded by the issuance of capital stock and debt. Continued operations of the Company are dependent on the Company's ability to complete additional equity and debt financings. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

________________________________________________________________________________________________________________________________________________
	June 30, 2004	December 31, 2003
Deficit accumulated during the development stage	$ (6,811,925)	$ (5,154,345)
Working capital (deficiency)	(1,359,573)	$ (650,248)

________________________________________________________________________________________________________________________________________________

3.  Stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.

The Company has chosen to account for stock-based compensation for employees, directors and officers using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, compensation cost for relevant stock options issued in the period is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the consensus in Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

The following table illustrates the effect on loss and loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based compensation for employee, directors and officers.

__________________________________________________________________________________________________________________________________________________
	From Inception on January 6, 2000 to	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Loss, as reported	$(6,811,925)	$(7,329,452)	$(1,248,073)	$(1,657,580)	$(1,554,920)
Add:
Total stock-based employee compensation expense included in loss, as reported determined under APB 25, net of related tax effects	-	-	-	-	-
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(922,000)	(20,000)	(15,000)	(48,000)	(15,000)
Pro-forma loss	$ (7,733,925)	$ (759,452)	$(1,263,073)	$(1,705,580)	$(1,569,920)
Loss per common share, basic and diluted		$ (0.03)	$ (0.06)	$ (0.07)	$ (0.07)
Pro forma loss per common share, basic and diluted		$ (0.03)	$ (0.06)	$ (0.07)	$ (0.07)

_________________________________________________________________________________________________________________________________________________

4.  Equipment

_________________________________________________________________________________________________________________________________________________
		June 30, 2004			December 31, 2003
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Plant and equipment	$ 147,290	$ 99,692	$ 47,598	$ 147,887	$ 87,191	$ 60,696

________________________________________________________________________________________________________________________________________________

5.  Loans Payable

_________________________________________________________________________________________________________________________________________________
	2004	2005
Loan bearing interest at 8% per year, unsecured and due on the earlier of January 31, 2004 or on the date the Company received debt or equity financing of at least $1,000,000.	$ 60,000	$ 60,000
Loan for which the lender has not executed final documents. The Company has accrued interest based on a draft loan agreement that provides for terms that are the same as for the $60,000 loan.	40,000	40,000
Amounts received by the Company that are expected to be converted to equity. The amounts do not bear interest and have no specific terms of repayment.	135,000	-
	$ 235,000	$ 100,000

_______________________________________________________________________________________________________________________________________________

6.  Capital Stock

Common stock

The common stock of the Company is all of the same class, is voting and entitles stockholders to receive dividends. In the event of a liquidation, dissolution or winding up, the common stockholders are entitled to receive equal distributions of net assets or any dividends which may be declared.

In February 2004, the Company completed a convertible debenture financing and received gross proceeds of $500,000. The convertible debenture bore interest at 6% per year and could be converted to the Company's common stock at a 25% discount to market price, with a minimum conversion price of $0.30 per share of common stock and a maximum conversion price of $1.00 per share of common stock. As part of this financing, the Company also issued warrants to purchase 500,000 shares of common stock at $1.00 per share on or before February 12, 2006.

On March 29, 2004, the holder of the debenture elected to convert the debenture, resulting in the issuance of 1,212,121 shares of common stock and an interest charge of $3,917 which was paid through the issuance of a further 9,494 shares of common stock. The Company incurred $65,000 in share issuance costs associated with the offering and issued warrants to purchase 100,000 shares of common stock at $1.00 per share on or before February 12, 2006 as a finder's fee. The value of the 100,000 finder's fee warrants, calculated using the Black-Scholes method, was $39,800; the value of the 500,000 financing warrants, calculated using the Black-Scholes method, was $142,000; and the value associated with the beneficial conversion feature was $164,000. Accordingly, the aggregate cost associated with the financing was $410,800. Of this amount, $111,000 was allocated to interest expense and the balance applied to accumulated paid-in capital as a stock issuance cost.

On June 30, 2004, the Company issued 240,000 shares of stock at $0.25 per share and warrants to purchase up to 240,000 shares of common stock at a price of $0.50 per share on or before June 30, 2005. The stock and warrants were issued to settle $60,000 of accounts payable to companies owned by certain directors and officers of the Company.

On June 30, 2004, the Company issued 25,000 shares of stock at $0.25 per share in respect of legal services.

As discussed below, the Company has committed to issue 500,000 shares of common stock to the shareholders of a related party, Marshalsea Hydraulics Ltd., as a deposit against the purchase of that company.

Warrants

A summary of share purchase warrant activity during six months ended June 30, 2004 and 2003 follows:

_________________________________________________________________________________________________________________________________________________
	2004		2003
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding, beginning of the period	1,846,907	$ 1.28	511,333	$ 1.25
Issued	840,000	0.86	943,269	1.25
Exercised	-	-	-	-
Expired	(628,116)	1.25	-	-
Warrants outstanding, end of the period	2,058,791	$ 1.11	1,454,602	$ 1.25

__________________________________________________________________________________________________________________________________________________

A summary of share purchase warrants outstanding at June 30, 2004 follows:

__________________________________________________________________________________________________________________________________________________
Exercise Price	Number Outstanding	Expiration Date
$1.50	192,307	July 15, 2004 (now expired)
$1.25	122,833	August 31, 2004
$1.25	200,000	September 8, 2004
$1.25	177,334	September 12, 2004
$1.25	219,299	May 23, 2005
$1.25	307,018	June 11, 2005
$0.50	240,000	June 30, 2005
$1.00	600,000	February 12, 2006
	2,058,791

_________________________________________________________________________________________________________________________________________________

Stock Options

On October 8, 2002, the Company adopted a stock incentive plan (the "2002 Stock Plan") to provide incentives to employees, directors and consultants. At the Company's annual general meeting, held November 22, 2002, the Company's shareholders approved the 2002 Stock Plan which provides for the issuance of up to 2,200,000 options of common stock with the maximum term of ten years. At the Company's annual general meeting held June 29, 2004, the Company's shareholders approved an increase of the total authorization under the 2002 Stock Plan from 2,200,000 to 5,000,000 shares. The board of directors has the exclusive power over the granting of options and their vesting provisions.

As of June 30, 2004, the Company had granted 1,975,000 options to employees, directors and consultants of which 1,225,000 are still outstanding. The options have six-year terms, an exercise price of $1.00 per share and vest in varying amounts at the discretion of the board of directors. The fair value of options granted to consultants and non-directors of the Company recognized during the three and six months ended June 30, 2003 was $24,000 and $132,000 respectively, which have been recorded as consulting fees in the period.

On June 24, 2003, an officer and director of the Company exercised his 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per share, and his exercise price was $1.00 per share, resulting in an issuance of 227,193 shares and stock-based compensation expense of $647,500.

A summary of the 2002 Stock Plan activity during the six months ended June 30, 2004, with comparative figures for 2003, is as follows:

________________________________________________________________________________________________________________________________________________
	2004		2003
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Options outstanding at January 1	1,525,000	1.00	1,000,000	$ 1.00
Granted	100,000	0.75	875,000	1.00
Exercised	-		(350,000)	1.00
Forfeited	(400,000)	1.00	-	-
Options outstanding at June 30	1,225,000	0.98	1,525,000	$ 1.00
Options exercisable at June 30	1,212,500	0.98	816,666	$ 1.00

_________________________________________________________________________________________________________________________________________________

A summary of stock options outstanding at June 30, 2004 is as follows:

_________________________________________________________________________________________________________________________________________________
	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$0.75	100,000	5.6 years	$ 0.75	100,000	$ 0.75
$1.00	1,125,000	4.6 years	$ 1.00	1,112,500	$ 1.00

_________________________________________________________________________________________________________________________________________________

The Company uses the Black-Scholes option-pricing model to compute estimated fair value, based on the following assumptions:

______________________________________________________________________________________________________
Risk-free interest rate	4.5%
Dividend yield rate	- %
Price volatility	126%
Weighted average expected life of options	6 years

_____________________________________________________________________________________________________

7.  Related Party Transactions

The Company's consolidated results of operations include paid or accrued expenses, to persons or companies with which related parties have an interest, as summarized below:

_________________________________________________________________________________________________________________________________________________
For the six months ended June 30, 2004:
	Fees	Material Purchases	Rent	Total
Balco Holdings Inc.	$ 22,436	$ -	$ -	$ 22,436
Marshalsea Hydraulics Ltd.	101,598	42,376	-	143,974
MCSI Consulting Services Inc.	102,443	-	-	102,443
Primary Ventures Corp.	58,500	-	6,679	65,179
Total	$ 284,977	$ 42,376	$ 6,679	$ 334,032

__________________________________________________________________________________________________________________________________________________
For the six months ended June 30, 2003:
	Fees	Rent	Total
Balco Holdings Inc.	$ 21,092	$ -	$ 21,092
Ifield Technologies	69,508	-	69,508
Marshalsea Hydraulics Ltd.	41,250	-	41,250
MCSI Consulting Services Inc.	77,987	-	77,987
Primary Ventures Corp.	22,500	12,731	35,231
SOPO Investments	22,500	-	22,500
Total	$ 254,837	$ 12,731	$ 267,568

___________________________________________________________________________________________________________________________________________________

Fees include management fees, consulting fees and office and general expenses.

In May 2004, the Company signed a letter of intent to acquire the issued shares of Marshalsea Hydraulics Ltd. for cash consideration of GBP1,300,000 (approximately $2,400,000). The Company has agreed, subject to certain conditions being met, to issue 500,000 shares of common stock as a deposit that may, in certain circumstances, be forfeited. The letter of intent called for certain milestones to be achieved including the placement of GBP500,000 (approximately $920,000) in trust by July 31, 2004. The parties have agreed to defer the timing of certain milestones, with the transaction still scheduled to close on or before October 31, 2004.

In June 2004, the Company settled amounts due to companies owned by certain directors and shareholders of the Company, as described in note 6.

Except for the proposed purchase of Marshalsea Hydraulics Ltd., these transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

  Balco Holdings Inc. is a management services company owned by a director of the Company.

  Ifield Technologies is an engineering services company owned by a director of the Company.

  Marshalsea Hydraulics Ltd. is a pump manufacturing company in which a director and an officer of the Company hold an equity interest.

  MCSI Consulting Services Inc. is a corporate finance consulting company owned by a director and an officer of the Company.

  Primary Ventures Corp. and SOPO Investments are companies owned by an individual who is a director and officer of the Company.

8.    Accounts payable - related parties, as at June 30, 2004:

_________________________________________________________________________________________________________________________________________________
	June 30, 2004	December 31, 2003
Balco Holdings Inc.	$ 20,671	$ 4,013
Ifield Technology Ltd.	102,465	59,189
Marshalsea Hydraulics Ltd.	237,649	24,501
MCSI Consulting Services Inc.	62,421	14,170
Primary Ventures Corp.	50,989	9,175
	$ 474,195	$ 111,048

__________________________________________________________________________________________________________________________________________________

9.    Selling, General and Administrative Expenses

_________________________________________________________________________________________________________________________________________________
	Cumulative Amounts From Inception on January 6, 2000	Three Months Ended		Six Months Ended
	to June 30, 2004	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Advertising and promotion	$ 51,939	$ 737	$ 10,045	$ 737	$ 14,848
Business development	95,227	20,800	-	35,000	-
Contractor and consulting fees	621,364	48,709	117,255	179,304	137,567
Exchange loss (gain)	56,568	(767)	-	23,881	-
Listing, filing and transfer agent fees	24,509	5,030	-	7,250	-
Inventory writedown	85,383	-	-	-	-
Investor relations	390,066	31,153	16,864	47,228	115,513
Management fees	1,241,840	132,815	98,858	259,791	205,302
Office and general	255,296	33,959	60,610	54,545	72,738
Professional fees	494,943	33,356	89,500	89,676	97,638
Rent	78,662	5,735	12,635	11,172	12,635
Salaries and benefits	385,609	32,009	24,275	65,466	48,350
Stock based compensation	647,500	-	647,500	-	647,500
Travel and related	362,379	17,137	29,043	26,701	44,159
Total selling, general and administrative expenses	$ 4,791,285	$ 360,673	$ 1,106,585	$ 800,751	$1,396,250

_________________________________________________________________________________________________________________________________________________

Financial Statement Presentation:

_________________________________________________________________________________________________________________________________________________
	Cumulative Amounts From Inception on January 6, 2000 to	Three Months Ended		Sixth Months Ended
	June 30, 2004	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Incurred with non-related parties	$ 2,614,703	$ 166,043	$ 321,794	$ 460,815	$ 498,971
Incurred with related parties	2,176,582	194,630	784,791	339,936	897,279
Total selling, general and administrative expenses	$ 4,791,285	$ 360,673	$ 1,106,585	$ 800,751	$ 1,396,250

_________________________________________________________________________________________________________________________________________________

 10.   Segment Information

The Company operates in one business segment being the development of stored hydraulic energy propulsion technology. The Company's operations are conducted in three geographic segments being the United Kingdom ("UK"), the United States of America ("USA") and Canada. The Company did not generate any sales in the six months ended June 30, 2004 or in the comparative period.

________________________________________________________________________________________________________________________________________________
	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Depreciation Canada UK USA	$ 172 6,494 -	$ - 19,389 -	$ 575 13,089 2,592	$ - 34,737 -
	$ 6,666	$ 19,389	$ 16,256	$ 34,737
Income (loss) Canada UK USA	$ (240,010) (499,442) -	$ (886,308) (335,400) (26,365)	$ (683,359) (964,833) (9,388)	$(1,119,919) (408,137) (26,864)
	$ (739,452)	$(1,248,073)	$(1,657,580)	$(1,554,920)

			June 30, 2004	December 31, 2003
Total assets Canada UK USA			$ 43,802 167,471 5,57	$ 45,853 467,130 2,598
			$ 216,845	$ 515,581

_____________________________________________________________________________________________________________________________________________________

 11.   Supplemental Disclosure With Respect to Cash Flows

Significant non-cash transactions for the period ended June 30, 2004 consisted of:

  The Company issued warrants to purchase 500,000 shares of common stock in conjunction with a convertible debenture. The estimated value of these warrants was $142,000.

  The Company issued warrants to purchase 100,000 shares of common stock as a finder's fee. The estimated value of these warrants was $39,800.

  The Company issued a convertible debenture that included a provision to convert to common stock at a discount to the recent trading price. The estimated value of this conversion feature was $164,000.

  In June, 2004, the Company settled $60,000 of accounts payable through the issuance of 240,000 shares of common stock at a price of $0.25 per share.

Significant non-cash transactions for the period ended June 30, 2003 consisted of:

  In June 2003, the Company issued 50,000 shares of common stock as compensation to a consultant in consideration for services rendered at a price of $0.69 per shares, for a total of $34,500 in consulting expenses.

  In June 2003, an officer and director of the Company exercised 350,000 vested stock options in a cashless exercise. The stock was trading at a price of $2.85 per shares, and his exercise price was $1.00 per shares, resulting in the issuance of 227,192 shares and stock-based compensation expense of $647,500.

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